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                                                                   EXHIBIT 10.48

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                               7909 Parklane Road
                               Columbia, SC 29223

                                 July 29, 1997

Mr. Lee E. Shelton
109 Shallowbrook Drive
Columbia, SC 29223

Dear Lee:

     Reference is made (i) to the Mutual Release and Settlement Agreement dated as of January 31, 1997 among Resource Bancshares Mortgage Group, Inc. ("RBMG"), Lee E. Shelton ("Shelton") and Constance P. Shelton (the "Agreement") and (ii) to Montgomery Securities' ("Montgomery's") standard form of Notice of Option Exercise and Payment Authorization referred to in Section 2.1(a)(3) of the Agreement (the "Authorization"). The purpose of this letter is to streamline the cashless exercise procedures contemplated by Section 2.1(a)(3) of the Agreement by positioning Montgomery to execute Shelton's option exercise instructions from time to time without obtaining an Authorization signed by RBMG.

     In consideration of the mutual promises set forth below, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, RBMG and Shelton agree as follows:

     1. The parties stipulate that Shelton currently holds options (collectively, the "Options") to purchase 429,195 shares of RBMG common stock ("REMI"). Except for Options to purchase 85,839 REMI shares, which Options are scheduled to vest on June 3, 1998, all of the options are currently vested.
All of the Options are "nonqualified" stock options. In each case the exercise price per share is currently $6.12, and the expiration date is May 26, 2003. Shelton represents and warrants to, and agrees with, RBMG, for the benefit of RBMG and Montgomery, that until he gives written notice to RBMG and Montgomery he will exercise Options and resell the underlying REMI shares only through Montgomery.

     2. RBMG agrees with Shelton, for the benefit of Shelton and Montgomery, that compliance with the procedures specified in this paragraph 2 will be entirely satisfactory to RBMG as regards any and all exercises of vested Options and REMI share resale transactions contemplated and executed by or for Shelton. Shelton may initiate an Option exercise by delivering to Montgomery, by telecopier or otherwise, a properly completed and executed (by Shelton but not necessarily by RBMG) Authorization or successor form. After satisfying itself that Shelton's instructions are not inconsistent with the Option details stipulated in paragraph 1 above (giving effect to other Option exercises and resales that may have been effected from time to time), Montgomery will arrange to pay RBMG by wire transfer as soon as possible, generally on the next trading day, an amount (collectively, the "Advanced Funds") equal to (1) the aggregate exercise price for such Options plus (2) 36.45%, subject to any change in applicable


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law (currently consisting of 28.00% as the minimum federal personal income tax withholding percentage, 7.00% as the South Carolina personal income tax withholding percentage plus 1.45% as the Medicare tax withholding percentage), of (A) the price, net of any discounts, commissions and other selling expenses, at which the REMI shares underlying the Options so exercised by Shelton were resold by Montgomery for Shelton's account less (B) the aggregate exercise price for such Option plus (3) any unpaid Social Security tax (currently 6.2% of the first $65,400 of Shelton's income from RBMG in any year after 1997). Within two trading days of RBMG's receipt of the Advanced Funds and RBMG's receipt, via facsimile or otherwise in its office of the Chief Financial Officer or other person performing the duties thereof (with a copy delivered via facsimile or otherwise, to the General Counsel of RBMG or other person performing the duties thereof), of Montgomery's "Calculation of Advanced Funds" in substantially the form attached hereto as Exhibit A, RBMG will instruct the REMI share transfer agent(s) to issue a certificate or certificates (free of "stop transfer" orders and other restrictions) representing the REMI shares underlying the Options so exercised in the name or names, in the amount or amounts and otherwise in accordance with instructions furnished by Montgomery.

     3. The Agreement remaining in full force and effect. This letter, which may be executed in counterparts, shall be construed in accordance with the laws of the State of South Carolina.

     If your understanding of our agreement is in accordance with this letter, then please sign a copy of it and return the signed copy to our legal counsel, John W. Currie, Esq., whereupon this letter will become a binding agreement between us effective the date first written above.

Very truly yours,

RESOURCE BANCSHARES MORTGAGE GROUP, INC.

By:    /s/ Edward J. Sebastian
   -----------------------------------------------------------
     Edward J. Sebastian, Chairman and Chief Executive Officer

Agreed:
/s/ Lee E. Shelton
--------------------------------------------------------------
Lee E. Shelton

                                 ACKNOWLEDGMENT

     Montgomery understands the cashless exercise arrangements specified above by RBMG and Shelton and, accordingly, is prepared to execute Shelton's Option exercise instructions from time to time in accordance therewith, in each case without obtaining an Authorization signed by RBMG, until informing RBMG and Shelton that it will no longer so execute such instructions or until receiving from RBMG or Shelton a written notice of revocation of such arrangements.

                                        MONTGOMERY SECURITIES

                                        By: /s/ Wilson T. Hileman
                                           ------------------------------------
                                           Wilson T. Hileman, Managing Director


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                                                                       EXHIBIT A


                         Calculation of Advanced Funds



No. REMI shares underlying exercised options:
                                              ----------

Gross sales price less any expenses           $
Aggregate exercise price
                                              ----------
Gross margin                                  $
                                              ----------


Withholding taxes on gross margin:
Federal (28.00% of gross margin)              $
SC (7.00% of gross margin)
Medicare (1.45% of gross margin)
Social Security
                                              ----------
Total withholding taxes                       $
                                              ----------

Total withholding taxes                       $
Aggregate exercise price
                                              ----------
Total amount wired to RBMG                    $
                                              ==========